EXHIBIT 23.2

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 1995, with respect to the financial statements of Sutter Surgery Centers, Inc. included in the Registration Statement (Form S-4) and related Prospectus of HEALTHSOUTH Corporation for the registration of 1,777,778 shares of its common stock.

                                                       ERNST & YOUNG LLP

Sacramento, California
September 26, 1995

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